                                                                     EXHIBIT 3.1

                   [LOGO OF THE STATE OF TEXAS APPEARS HERE]


                              THE STATE OF TEXAS

                              SECRETARY OF STATE


                         CERTIFICATE OF INCORPORATION

                                      OF

                        U.S. REPORTING & RECORDS, INC.
                            CHARTER NUMBER 01417594


     THE UNDERSIGNED, AS SECRETARY OF STATE OF THE STATE OF TEXAS, HEREBY CERTIFIES THAT THE ATTACHED ARTICLES OF INCORPORATION FOR THE ABOVE NAME CORPORATION HAVE BEEN RECEIVED IN THIS OFFICE AND ARE FOUND TO CONFORM TO LAW.

     ACCORDINGLY, THE UNDERSIGNED, AS SECRETARY OF STATE, AND BY VIRTUE OF THE AUTHORITY VESTED IN THE SECRETARY BY LAW, HEREBY ISSUES THIS CERTIFICATE OF INCORPORATION.

     ISSUANCE OF THIS CERTIFICATE OF INCORPORATION DOES NOT AUTHORIZE THE USE OF A CORPORATE NAME IN THIS STATE IN VIOLATION OF THE RIGHTS OF ANOTHER UNDER THE FEDERAL TRADEMARK ACT OF 1946, THE TEXAS TRADEMARK LAW, THE ASSUMED BUSINESS
OR PROFESSIONAL NAME ACT OR THE COMMON LAW.


DATE OCT. 2, 1996

EFFECTIVE OCT. 2, 1996


[LOGO OF THE STATE OF TEXAS APPEARS HERE]




                                       /s/ Antonio O. Garza, Jr.
                                       -----------------------------------------
                                       Antonio O. Garza, Jr., Secretary of State

                           ARTICLES OF INCORPORATION

                                      OF

                        U.S. REPORTING & RECORDS, INC.

     The undersigned natural person, being of the age of eighteen (18) years or more, acting as incorporator of a corporation (the "Corporation") under the Texas Business Corporation Act, does hereby adopt the following Articles of Incorporation for the Corporation:


                                   ARTICLE I
                                     Name
                                     ----

     The name of the Corporation is U. S. Reporting & Records, Inc.


                                  ARTICLE II
                                   Duration
                                   --------

     The period of the duration of the Corporation is perpetual.

                                  ARTICLE III
                              Purpose and Powers
                              ------------------

     The purpose or purposes for which the Corporation is organized are:

     To transact any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.


                                  ARTICLE IV
                                 Capital Stock
                                 -------------

     Section 1. Authorized Shares. The total number of shares of stock which the
                -----------------
Corporation shall have authority to issue is 101,000,000, of which stock (1,000,000 shares of the par value of $1,000,00 each, amounting in the aggregate to) $1,000,00, shall be designated Preferred Stock (hereinafter referred to as "Preferred Stock"), and of which stock 100,000,000 shares of the par value of $1.00 each, shall be designated Common Stock (hereinafter referred to as "Common Stock").

     Section 2. Issuance of Preferred Stock in Series. Shares of Preferred Stock
                -------------------------------------
may be issued from time to time in one or more series, each such series to have distinctive serial designations, as shall hereafter be created and determined in the resolution or resolutions providing for the issue of such Preferred Stock from time to time adopted by the Board of Directors of the Corporation pursuant to authority so to do, which is hereby vested in the Board of Directors of the Corporation.

     Section 3. Characteristics of Preferred Stock. Each series of Preferred
                ----------------------------------
Stock:

     (a)  may have such number of shares;

     (b) may have such voting powers, full or limited, or may be without voting powers;

     (c)  may be subject to redemption at such time or times and at such prices;

     (d) may be entitled to receive dividends (which may be cumulative or noncumulative) at such rate or rates, on such conditions, from such date or dates, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock;

     (e) may have such rights upon the dissolution or liquidation of, or upon any distribution of the assets of, the Corporation;

     (f) may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation at such price or prices or at such rates of exchange, and with such adjustments;

     (g) may be entitled to the benefit of a sinking fund or purchase fund to be applied to the purchase or redemption of shares of such series in such amount or amounts;

     (h) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional stock (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of any outstanding stock of the Corporation; and

     (i) may have such other relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof;

all as shall be stated in such resolution or resolutions of the Board of Directors of the Corporation providing for the issue of such Preferred Stock in one or more series created thereby.

     Section 4. Increase or Decrease in Shares of a Series. Except where
                ------------------------------------------
otherwise adopted by the Board of Directors of the Corporation providing for the issue of any series of Preferred Stock created thereby, the number of shares comprising such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors of the Corporation.

     Section 5. Reissuance of Shares of Preferred Stock. Shares of any series of
                ---------------------------------------
Preferred Stock which have been redeemed (whether through the operation of a sinking fund or otherwise), purchased or otherwise acquired by the Corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes, shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as part of the series of which they were originally a part or may be reclassified or reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock, all subject to the conditions or restrictions adopted by the Board of Directors of the Corporation providing for the issue of any series of Preferred Stock and to any filing required by law.

          Section 6. Rights and Voting. Each share of Common Stock shall entitle
                     -----------------
the holder thereof to one vote, in person or by proxy, at any and all meetings of the shareholders of the Corporation on all propositions before such meetings.

          Section 7. Dividends. Subject to all of the rights of the Preferred
                     ---------
Stock or any series thereof, the holders of Common Stock shall be entitled to receive, when, as and if by the Board of Directors of the Corporation, out of funds legally available therefor, dividends payable in cash, stock or otherwise.

          Section 8. Liquidation, Dissolution and Winding Up. Upon any
                     ---------------------------------------
liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock of each series shall have been paid in full the amounts to which they respectively shall be entitled, or a sum sufficient for such payments in full shall have been set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of Common Stock in accordance with their respective rights and interests, to the exclusion of the holders of the Preferred Stock.

                                   ARTICLE V
                 Initial Consideration for Issuance of Shares
                 --------------------------------------------

          The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars($1,000.00), consisting of money, labor done, or property actually received.

                                  ARTICLE VI
                      Initial Registered Office and Agent
                      -----------------------------------

          The post office address of its initial registered office is Nine Greenway Plaza, Suite 3100, Houston, Texas 77046, and the name of its initial registered agent at such address is J. Randolph Ewing.

                                  ARTICLE VII
                              Board of Directors
                              ------------------

          The initial Board of Directors consists of one (1) director, and the name and address of the person to serve as the initial sole director of the corporation until the first annual meeting of shareholders or until his successors are elected and qualified is:

          NAME                    ADDRESS
          ----                    -------

          Richard O. Looney       1001 Fannin, Suite 650
                                  Houston, Texas 77002

          The number of directors constituting the Board of Directors shall be fixed by, or in the manner provided in, the Bylaws or amendments thereto.

                                 ARTICLE VIII
                       Voting: Cumulative Voting Denied
                       --------------------------------

          No shareholder shall have the right to cumulate his votes for the election of directors, but each share shall be entitled to one vote in the election of each director and for all other purposes. A majority is sufficient for any action which requires the vote or concurrence of shareholders. Any action required to be taken or which may be taken at a meeting of the shareholders may be taken without a meeting, without prior notice and without a vote if a written consent setting forth the action so taken has been signed by those shareholders holding a majority of the votes entitled to vote on such action.

                                    ARTICLE IX
                          Denial of Preemptive Rights
                          ---------------------------

          No shareholder of the Corporation or any other person shall have any preemptive right whatsoever to acquire additional, unissued, or treasury shares of the Corporation, or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares or other securities of the Corporation.

                                  ARTICLE X
                                 Incorporator
                                 ------------

          The name and address of the incorporator is as follows:

          NAME                           ADDRESS
          ----                           -------

          J. Randolph Ewing              9 Greenway Plaza, Suite 3100
                                         Houston, Texas 77046

                                  ARTICLE XI
                                    Bylaws
                                    ------

          The initial Bylaws of the Corporation shall be adopted by its Board of Directors. The power to alter, amend, or repeal the Bylaws or adopt new Bylaws is vested in the Board of Directors, subject to repeal or change by action of the shareholders.

                                  ARTICLE XII
                            Limitation of Liability
                            -----------------------

          A director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for an act or omission made in the director's capacity as a director, except for the following:

                    (A) a breach of the director's duty of loyalty to the Corporation or its shareholders;

                    (B) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law;

                    (C) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office;

                    (D) an act or omission for which the liability of the director is expressly provided by statute; or

                    (E) an act related to an unlawful stock repurchase or payment of dividend.

               Any repeal or amendment of this Article by the shareholders of the Corporation shall be prospective only, and shall not adversely effect any limitation on the liability of a director of the Corporation existing at the time of such repeal or amendment. In addition to the circumstances in which a director shall not be liable pursuant to the provisions of this Article XII, a director shall not be liable to the fullest extent permitted by any provision of the statutes of Texas hereafter enacted that further limits the liability of a director.

               IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 1st day of October, 1996.

                                        INCORPORATOR:
                                        ------------


                                        /s/ J. Randolph Ewing
                                        ---------------------------------
                                        J. RANDOLPH EWING

                     [LOGO OF STATE OF TEXAS APPEARS HERE]


                              THE STATE OF TEXAS

                              SECRETARY OF STATE


                           CERTIFICATE OF AMENDMENT

                                      FOR

                     LITIGATION RESOURCES OF AMERICA, INC.

                                   FORMERLY

                        U.S. REPORTING & RECORDS, INC.
                            CHARTER NUMBER 01417594


     THE UNDERSIGNED, AS SECRETARY OF STATE OF THE STATE OF TEXAS, HEREBY CERTIFIES THAT THE ATTACHED ARTICLES OF AMENDMENT FOR THE ABOVE NAMED ENTITY HAVE BEEN RECEIVED IN THIS OFFICE AND ARE FOUND TO CONFORM TO LAW.

     ACCORDINGLY THE UNDERSIGNED, AS SECRETARY OF STATE, AND BY VIRTUE OF THE AUTHORITY VESTED IN THE SECRETARY BY LAW, HEREBY ISSUES THIS CERTIFICATE OF AMENDMENT.


DATED DEC. 16, 1996

EFFECTIVE DEC. 16, 1996


[LOGO OF STATE OF TEXAS APPEARS HERE]


                                       /s/ Antonio O. Garza, Jr.,
                                      ------------------------------------------
                                       Antonio O. Garza, Jr., Secretary of State

                             ARTICLES OF AMENDMENT

                                      OF

                           ARTICLES OF INCORPORATION

                        U.S. REPORTING & RECORDS, INC.

                                     *****


          PURSUANT to the provisions of the Article 4.04 of the Texas Business Corporation Act, the undersigned corporation (the "Corporation") adopts the following Articles of Amendment to its Articles of Incorporation:

                                  ARTICLE ONE

          The name of the Corporation is U.S. Reporting & Records, Inc.

                                  ARTICLE TWO

          The following amendments to the Articles of Incorporation was adopted by all the sole shareholder of the Corporation on December 16, 1996:

          Article I of the original Articles of Incorporation of the Corporation is amended in its entirety so that, as amended, the full text of the amended Article One is as follows:

                                  "ARTICLE I
                                     Name

                    The name of the Corporation is Litigation
               Resources of America, Inc."

          Section 1 of Article IV of the Articles of Incorporation of the Corporation is amended in its entirety so that, as amended, the full text of amended Article IV, Section 1, is as follows:

                    "Section 1.  Authorized Shares. The total
                                 -----------------
               number of shares of stock which the Corporation shall have authority to issue is 110,000,000, of which stock 10,000,000 shares of the par value of $1.00 each shall be designated Preferred Stock (hereinafter referred to as "Preferred Stock"), and of which stock 100,000,000 shares of the par value of $.01 each, shall be designated Common Stock (hereinafter referred to as "Common Stock")."

                                 ARTICLE THREE

          Such amendment made by these Articles of Amendment has been effected in conformity with the Texas Business Corporation Act. The number of shares of the Corporation outstanding at the time of such adoption was 1,500 shares of common stock, $1.00 par value per share ("Common Stock"), and the number of shares entitled to vote thereon was 1,500 shares of Common Stock.

                                 ARTICLE FOUR

          Holders of the number of shares of Common Stock required to adopt this amendment have signed a consent in writing pursuant to Article 9.10 adopting such amendment.

                                 ARTICLE FIVE

          The manner in which any exchange, reclassification or cancellation of the issued shares provided for in these amendments are effected is as follows:


               Each share of the presently issued and outstanding Common Stock, $1.00 par value per share ("Old Stock"), without any action on the part of the holder thereof or the Board of Directors of the Corporation, will be converted into and constitute one hundred (100) shares of fully paid and nonassessable shares of Common Stock, $.01 par value per share ("New Stock"). All certificates representing the shares of Old Stock will automatically be deemed to represent one hundred
               (100) times that number of shares of New Stock.

                                 ARTICLE SIX

          This amendment effects no change in the amount of stated capital of the Corporation.


DATED: December 16, 1996.

                                             U.S. REPORTING & RECORDS, INC.


                                             By:/s/ G. Kent Kahle
                                                -----------------------------
                                                G. Kent Kahle, President

                     [LOGO OF STATE OF TEXAS APPEARS HERE]


                              THE STATE OF TEXAS

                              SECRETARY OF STATE


                           CERTIFICATE OF CORRECTION

                                      OF

                     LITIGATION RESOURCES OF AMERICA, INC.
                            CHARTER NUMBER 01417594


     THE UNDERSIGNED, AS SECRETARY OF STATE OF THE STATE OF TEXAS, HEREBY CERTIFIES THAT THE ATTACHED ARTICLES OF CORRECTION, DULY SIGNED HAVE BEEN RECEIVED IN THIS OFFICE AND ARE FOUND TO CONFORM TO LAW.

     ACCORDINGLY THE UNDERSIGNED, AS SUCH SECRETARY OF STATE, AND BY VIRTUE OF THE AUTHORITY VESTED IN THE SECRETARY BY LAW, ISSUES THIS CERTIFICATE AND ATTACHES HERETO A COPY.


DATED JAN. 14, 1997



[LOGO OF THE STATE OF TEXAS APPEARS HERE]


                                       /s/ Antonio O. Garza, Jr.
                                      ------------------------------------------
                                       Antonio O. Garza, Jr., Secretary of State

                            ARTICLES OF CORRECTION
                            ----------------------

     These Articles of Correction are adopted to correct a document which is an inaccurate record of the action of a Texas corporation, contains an inaccurate or erroneous statement or was defectively or erroneously executed, sealed, acknowledged or verified.

                                  ARTICLE ONE
                                  -----------

     The name of the corporation is LITIGATION RESOURCES OF AMERICA, INC.

                                  ARTICLE TWO
                                  -----------

     The document to be corrected is the Articles of Amendment of Articles of Incorporation (the "Articles of Amendment") of U.S. Reporting & Records, Inc., a Texas corporation which is now known as Litigation Resources of America, Inc. (the "Corporation"), which were filed in the Office of the Secretary of State of Texas on the 16th day of December, 1996.

                                 ARTICLE THREE
                                 -------------

     Article Three of the Articles of Amendment stated that the number of shares outstanding and the number of shares entitled to vote thereon at the time of the adoption of the Articles of Amendment was 1,500 shares of common stock, when in fact the number of shares outstanding and entitled to vote thereon was 9,938.40.

                                 ARTICLE FOUR
                                 ------------

     Article Three of the Articles of Amendment, as corrected, reads as follows:

                                " ARTICLE THREE

          Such amendment made by these Articles of Amendment has been effected in conformity with the Texas Business Corporation Act. The number of shares of the Corporation outstanding at the time of such adoption was 9,938.40 shares of common stock, $1.00 par value per share ("Common Stock"), and the number of shares entitled to vote thereon was 9,938.4 shares of Common Stock."

                                             LITIGATION RESOURCES OF
                                             AMERICA, INC.

                                             By: /s/ G. Kent Kahle
                                                --------------------------------
                                                G. Kent Kahle, President

                     [LOGO OF STATE OF TEXAS APPEARS HERE]

                              THE STATE OF TEXAS

                              SECRETARY OF STATE

                           CERTIFICATE OF AMENDMENT

                                      OF

                           U.S. LEGAL SUPPORT, INC.
                FORMERLY: LITIGATION RESOURCES OF AMERICA, INC.

THE UNDERSIGNED, AS SECRETARY OF STATE OF TEXAS, HEREBY CERTIFIES THAT THE ATTACHED ARTICLES OF AMENDMENT FOR THE ABOVE NAMED ENTITY HAVE BEEN RECEIVED IN THIS OFFICE AND ARE FOUND TO CONFORM TO LAW.

ACCORDINGLY THE UNDERSIGNED, AS SECRETARY OF STATE, AND BY VIRTUE OF THE AUTHORITY VESTED IN THE SECRETARY BY LAW, HEREBY ISSUES THIS CERTIFICATE OF AMENDMENT.

DATED:          SEPTEMBER 25, 1997

EFFECTIVE:      SEPTEMBER 25, 1997



[LOGO OF THE STATE OF TEXAS APPEARS HERE]

                                                /s/ Antonio O. Garza, Jr.
                                                ---------------------------
                                                Antonio O. Garza, Jr.
                                                 Secretary of State

                             ARTICLES OF AMENDMENT
                       TO THE ARTICLES OF INCORPORATION
                   OF LITIGATION RESOURCES OF AMERICA, INC.


     Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act ("TBCA"), the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation, as amended:


                                  ARTICLE ONE

     The name of the corporation is Litigation Resources of America, Inc.


                                  ARTICLE TWO

     The following amendment to the amended Articles of Incorporation was adopted by a majority of the outstanding shares entitled to vote thereon on September 24, 1997:

     Article I of the amended Articles of Incorporation shall be deleted in its entirety and is hereby amended to read as follows:

                                  "ARTICLE ONE

     The name of the corporation is U.S. Legal Support, Inc."

                                 ARTICLE THREE

                              VOTING ON AMENDMENT


--------------------------------------------------------------------------------
                                        No. of                        No. of
                       No. of           Shares          No. of        Shares
                       Shares         Entitled to       Shares         Voted
Class or Series      Outstanding         Vote          Voted For      Against
--------------------------------------------------------------------------------
Common                2,722,231        2,722,231       2,189,440            0
Stock, par value
$.01 per share,
and Series A
Convertible
Preferred Stock,
par value $1.00
per share
--------------------------------------------------------------------------------

                                 ARTICLE FOUR

     The holders of a majority of the shares outstanding and entitled to vote on the above amendment have signed a consent in writing pursuant to Article 9.10 of the TBCA adopting the amendment and any written notice required by Article 9.10 has been given or waived.

     Dated:  September 24, 1997

                                           LITIGATION RESOURCES OF AMERICA, INC.

                                           /s/ RICHARD O. LOONEY
                                           -------------------------------------
                                           Richard O. Looney, President


                                      -2-